Exhibit 10.1
AMENDMENT NO. 2 TO
AMENDED AND RESTATED CREDIT AGREEMENT
          This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of April 29, 2011, and is entered into by and among LIBBEY GLASS INC., a Delaware corporation (“US Borrower”), LIBBEY EUROPE B.V., a limited liability company incorporated in The Netherlands (“Netherlands Borrower”; together with US Borrower, each a “Borrower” and collectively the “Borrowers”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (as defined below) with respect to the US Loans (as defined in the Credit Agreement referred to below), J.P. MORGAN EUROPE LIMITED, as Administrative Agent for the Lenders with respect to the Netherlands Loans (as such term is defined in the Credit Agreement referred to below), and the Lenders party hereto.
W I T N E S S E T H:
          WHEREAS, Borrowers, the other Loan Parties party thereto, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);
          WHEREAS, Borrowers have requested that Administrative Agent and Lenders agree to amend the Credit Agreement in certain respects, as more particularly set forth herein;
          NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Amendments. Subject to the satisfaction of the conditions set forth in Section 2 below, and in reliance on the representations set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
          (a) New definitions of the terms “EBITDA”, “Capital Expenditure”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “Interest Expense”, “Level 1 Availability Amount”, “Level 2 Availability Amount”, “Level 3 Availability Amount”, “Net Income”, “Second Amendment”, “Second Amendment Effective Date”, “Specified Sale Net Proceeds” and “Refinancing Senior Note Indebtedness Extension” are hereby inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order, as follows:
     “EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income Tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary cash or non-cash charges or non-recurring non-cash charges for such period, (v) any other non-cash charges for such period, and (vi) costs and expenses related to the transactions contemplated by the Second Amendment not to exceed $300,000 in the aggregate, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

     “Capital Expenditures” means, without duplication, any cash expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP; provided that Capital Expenditures shall exclude (i) the purchase price paid in connection with any acquisition of a Person or of all or substantially all of the assets of any Person or a division of any Person, (ii) expenditures made with insurance proceeds, (iii) capitalized interest in respect of operating or capital leases, (iv) the book value of any asset owned to the extent such book value is included as a capital expenditure as a result of reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period or expected to be made in any future period, (v) the purchase price of property acquired in ordinary course trade-ins or concurrent sales of used or surplus property to the extent no cash is paid, (vi) any non-cash amounts reflected as additions to property, plant or equipment on the Holdings’ consolidated balance sheet and (vii) expenditures that are accounted for as capital expenditures by Holdings and its Subsidiaries and that actually are paid for or reimbursed by a Person other than Holdings or any Subsidiary and for which neither Holdings nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period).
     “Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each of fiscal quarter of Holdings for the most-recently ended four fiscal quarters, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.
     “Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus (i) scheduled principal payments on Indebtedness made during such period, plus (ii) expense for Taxes paid in cash, plus (iii) dividends or distributions paid by Holdings in cash, plus (iv) Capital Lease Obligation payments, plus (v) cash contributions to any Plan in excess of expenses (provided that for any period the aggregate amount of such cash contributions shall not be reduced to an amount less than $0).
     “Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net expenses under Swap Agreements in respect of interest rates to the extent such net expenses are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Subsidiaries for such period in accordance with GAAP.
     “Level 1 Availability Amount” means an amount at any time equal to the sum of (a) $10,000,000 plus (b) 10% of the aggregate increase of the Revolving Commitment effected as of such time pursuant to Section 2.09(e).
     “Level 2 Availability Amount” means an amount at any time equal to the sum of (a) $12,500,000 plus (b) 12.5% of the aggregate increase of the Revolving Commitment effected as of such time pursuant to Section 2.09(e).

     “Level 3 Availability Amount” means an amount at any time equal to the sum of (a) $15,000,000 plus (b) 15% of the aggregate increase of the Revolving Commitment effected as of such time pursuant to Section 2.09(e).
     “Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
     “Second Amendment” means that Amendment No. 2 to Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, by and among Borrowers, the other Loan Parties party thereto, the Lenders party thereto and Administrative Agent.
     “Second Amendment Effective Date” means April 29, 2011.
     “Refinancing Senior Note Indebtedness Extension” means that the Loan Parties shall have completed a Refinancing of all of the Indebtedness in respect of Senior Note Obligations with such Refinanced Indebtedness constituting Refinancing Senior Note Indebtedness in accordance with the terms of this Agreement, except that the maturity date for such Refinanced Indebtedness shall be no earlier than September 29, 2016.
          (b) The definition of the term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Applicable Rate” means, for any day, with respect to any CBFR or Eurocurrency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Aggregate Availability as of the most recent determination date, provided that commencing on the Second Amendment Effective Date and until the applicable Reset Date (determined in accordance with the clause (b) below) with respect to the delivery to the Administrative Agent, pursuant to Section 5.01, of an Aggregate Borrowing Base Certificate and a Borrowing Base Certificate for each Borrower for the fiscal quarter ended June 30, 2011, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 1:

	Eurocurrency	CBFR	Commitment
Aggregate Availability	Spread	Spread	Fee Rate
Category 1 ≥ $60,000,000	1.75%	0.75%	0.375%
Category 2 < $60,000,000 but ≥ $35,000,000	1.875%	0.875%	0.375%
Category 3 < $35,000,000	2.00%	1.00%	0.375%

     For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter based upon the most recent Aggregate Borrowing Base Certificate and Borrowing Base Certificates delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Aggregate Availability shall be effective during the period commencing on and including the Reset Date immediately succeeding the end of the last month of such fiscal quarter for which the Aggregate Borrowing Base Certificate and Borrowing Base Certificates received indicate such change and ending on the date immediately preceding the effective date of the next such change, provided that the Aggregate Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders (a) if the Borrowers fail to deliver the Aggregate Borrowing Base Certificate and Borrowing Base Certificates required to be delivered pursuant to Section 5.01 and (b) such failure shall have continued unremedied for three (3) consecutive days following notice of such actual failure from the Administrative Agent (provided, that no such notice shall be required during the existence of an Event of Default of the type described in paragraphs (h) or (i) in Article VII), and shall continue to be so deemed in Category 3 during the period from the Reset Date immediately succeeding the end of such fiscal quarter for which such Aggregate Borrowing Base Certificate and Borrowing Base Certificates were required to be delivered until the later of (x) five days after and (y) the Reset Date immediately succeeding, in each case, the date on which such Aggregate Borrowing Base Certificate and Borrowing Base Certificates have been delivered in accordance with Section 5.01 in all respects other than the original due date therefore.
          (c) The defined term “Availability Block” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety. Each reference to “Availability Block” in the Credit Agreement (or any other Loan Document, as applicable) is hereby amended by inserting “[Intentionally Omitted]” in lieu thereof in each place such reference appears in the Credit Agreement (or such other Loan Document). The phrase “(without giving effect to the Availability Block)” is hereby deleted in its entirety from the Credit Agreement (and each other Loan Document, as applicable) in each place it appears. The phrase “decrease the Availability Block without the written consent of each Lender” is hereby deleted in its entirety from Section 9.02(b) of the Credit Agreement.
          (d) The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Maturity Date” means April 29, 2016, or any earlier date on which the Commitments are permanently reduced to zero or otherwise terminated pursuant to the terms hereof; provided, that if (i) the Refinancing Senior Note Indebtedness Extension has not occurred prior to November 17, 2014 or (ii) the aggregate principal amount of Indebtedness in respect of the Senior Notes Obligations is greater than $50,000,000 on November 17, 2014, then as of (and after) November 17, 2014 “Maturity Date” shall mean November 17, 2014.

          (e) The definition of the term “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment. The aggregate amount of the Lenders’ Revolving Commitments as of the Second Amendment Effective Date is $100,000,000.
          (f) The definition of the term “Restriction Period Grid” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “Restriction Period Grid” means the table set forth below setting forth the applicable Restriction Trigger Amounts and Restriction Release Amounts with respect to each provision of the Loan Documents wherein the term “Restriction Period” is used:

Relevant Provision	Restriction Trigger Amount	Restriction Release Amount
Section 5.01(g) and (k) of this Agreement	Level 2 Availability Amount	Level 3 Availability Amount
Section 6.08(a) of this Agreement	$25,000,000	$40,000,000
Section 6.14 of this Agreement	Level 1 Availability Amount	Level 2 Availability Amount
Article VII of the US Security Agreement	Level 2 Availability Amount	Level 3 Availability Amount
Provisions of the Netherlands Collateral Documents referring to “Netherlands Trigger Event”	Level 2 Availability Amount	Level 3 Availability Amount
Provisions of the Netherlands Collateral Documents referring to “Netherlands Bank Account Establishment Trigger Event”	$20,000,000	$30,000,000
          (g) Section 2.09 of the Credit Agreement is hereby amended by inserting a new clause (e) at the end thereof as follows:

     (e) The Borrowers shall have the right to increase the Revolving Commitment by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution approved by Administrative Agent (such approval not to be unreasonably withheld) provided that (A) the Borrowers may make only one such request for an increase and such increase shall be in the amount of $10,000,000, (B) such request shall be furnished in writing to the Administrative Agent and each Lender party to this Agreement at the time of such request, (C) each such Lender shall have the right of first refusal to participate in such increase on a pro rata basis for ten (10) days following receipt of such request, but no Lender shall have any obligation or commitment to participate in such increase, (D) if, after ten (10) days following receipt of such request, any Lender has not confirmed to Administrative Agent and Borrowers in writing that it will participate in such increase, such non-participating Lender’s pro rata share of such increase may be allocated to another Lender or lending institution by Administrative Agent in its sole discretion, (E) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (F) the procedure described in this Section 2.09(e) has been satisfied. Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment. As a condition precedent to such an increase, Borrower Representative shall deliver to the Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, (1) a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents that are qualified by materiality are true and correct and the representations and warranties that are not qualified by materiality are true and correct in all material respects on and as of the date of such increase except to the extent that such representation or warranty expressly relates to an earlier date, in which case it shall be true and correct as of such date, and (B) no Default exists, (2) legal opinions of (i) the Loan Parties’ special New York and Dutch Counsel and (ii) the Administrative Agent’s special Dutch counsel, in each case, addressed to the Administrative Agent, the Issuing Bank and the Lenders, and (3) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with such increase. Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding CBFR Borrowings shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. Eurocurrency Borrowings shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.
          (h) Section 5.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in

substantially the form of Exhibit G (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of financial statements delivered under clause (a) or (b), setting forth reasonably detailed calculations demonstrating the Loan Parties’ Fixed Charge Coverage Ratio for the period of twelve consecutive months most recently ended and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that would affect the financial statements accompanying such certificate and specifying the effect of such change on the financial statements accompanying such certificate;
          (i) Section 5.01(h) of the Credit Agreement is hereby amended by deleting the phrase “(and, during any Restriction Period, each calendar week)” set forth therein.
          (j) Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     Section 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP, are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice during normal business hours, to visit and inspect its properties, to conduct field examinations, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however that Financial Officers of the Borrowers shall be entitled to participate in any discussion or meeting with the accountants and, absent the continuance of an Event of Default, Borrowers shall not be required to reimburse the Administrative Agent or the Lenders for more than one visit (increased to two such visits in the event that at least 180 days have passed since the last field examination and Aggregate Availability is less than the Level 3 Availability Amount at any time since the last field examination) (and if there is more than one such visit in a fiscal year due to the immediately preceding parenthetical or due to the occurrence and continuance of an Event of Default, the Administrative Agent shall be reimbursed for its visits before any Lender is so reimbursed for its visits) in any fiscal year (it being understood without limitation of the foregoing that there shall be no limitation on the frequency of such visits and inspections (x) if an Event of Default shall have occurred and be continuing or (y) such visit and/or inspection is paid for by the relevant Lender). After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and each Lender with contact information relating to its suppliers. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

          (k) Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     Section 5.11 Appraisals. At any time that the Administrative Agent requests, each of the Borrowers will, and will cause each Subsidiary to, provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Event of Default has occurred and is continuing, not more than one such appraisal per calendar year (increased to two such appraisals in the event that at least 180 days have passed since the last such appraisal and Aggregate Availability is less than the Level 3 Availability Amount at any time since the last appraisal) shall be at the sole expense of the Loan Parties.
          (l) Article VI of the Credit Agreement is hereby amended by inserting new Sections 6.14 and 6.15 at the end thereof as follows:
     Section 6.14 Fixed Charge Coverage Ratio. At any time during an applicable Restriction Period, neither Holdings nor any other Loan Party will, nor will it permit any Subsidiary to, permit the Fixed Charge Coverage Ratio, determined as of then most-recent previously ended fiscal quarter and on the last day of each subsequent fiscal quarter during such Restriction Period (in each case determined in accordance with financial statements delivered pursuant to Section 5.01(a) or (b)), to be less than 1.10:1.00.
     Section 6.15 Senior Notes Obligations. To the extent that the Refinancing Senior Note Indebtedness Extension has not occurred prior to November 17, 2014, then, commencing on November 17, 2014, no Loan Party will, nor will it permit any Subsidiary to, permit (a) the sum of (i) the Aggregate Availability plus (ii) the aggregate amount of cash or Permitted Investments of the Loan Parties subject to a first priority perfected security interest in favor of the Administrative Agent pursuant to the Loan Documents to be less than (b) the sum of (i) the then outstanding aggregate amount of Indebtedness in respect of Senior Notes Obligations plus (ii) $45,000,000.
          (m) The Commitment Schedule attached to the Credit Agreement is hereby amended and restated in its entirety as the Commitment Schedule attached hereto.
          (n) Exhibit G to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex I.
          2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Administrative Agent), each to be in form and substance reasonably satisfactory to Administrative Agent:
          (a) Administrative Agent shall have received a fully executed copy of this Amendment executed by all of the Lenders, Borrowers and the other Loan Parties party hereto;
          (b) Administrative Agent shall have received each of the additional documents, instruments and agreements listed on the Closing Checklist attached hereto as Annex II, each in form and substance reasonably satisfactory to Administrative Agent;

          (c) Administrative Agent shall have been reimbursed for all reasonable out-of-pocket costs, fees and expenses incurred by Agent in connection with the preparation, execution, administration or enforcement of this Amendment to the extent invoiced;
          (d) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent and its legal counsel; and
          (e) no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by, or after giving effect to, this Amendment.
          3. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, each Borrower and each other Loan Party represents and warrants to Administrative Agent and Lenders that:
          (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each Borrower and each other Loan Party and that this Amendment has been duly executed and delivered by each Borrower and each other Loan Party;
          (b) immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, each of the representations and warranties of the Borrowers and each of the other Loan Parties set forth in the Credit Agreement and each of the other Loan Documents, are true and correct in all material respects as of the date hereof (except to the extent they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date);
          (c) immediately before and after giving effect to the consummation of the transactions contemplated by this Amendment, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;
          (d) this Amendment constitutes the legal, valid and binding obligation of each Borrower and each other Loan Party and is enforceable against each Borrower and each other Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; and
          (e) the execution and delivery by each Borrower and each other Loan Party of this Amendment, does not conflict with, and is permitted by, the Senior Notes Indenture.
          4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
          5. References. Any reference to the Credit Agreement contained in any Loan Document or any other document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
          6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.

          7. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Loan Party hereby acknowledges and agrees that, unless otherwise expressly agreed to in writing by the Administrative Agent, all Liens on the Collateral created under Loan Documents in favor of Administrative Agent shall continue in full force and effect after giving effect to this Amendment.
          8. Confirmation by Netherlands Loan Parties. Each Netherlands Loan Party hereby confirms that (a) all Obligations of such Netherlands Loan Party under the Credit Agreement after giving effect to this Amendment shall continue to constitute (i) Netherlands Secured Obligations and (ii) “Parallel Debt” (as defined in the Netherlands Security Documents) of such Netherlands Loan Party, (b) nothing contained in this Amendment shall affect any security right under any Netherlands Security Document and, after giving effect to this Amendment, all of such security rights shall continue in full force and effect, and (c) the Netherlands Security Documents shall continue to secure the relevant Netherlands Secured Obligations included in each Netherlands Security Document as such Netherlands Secured Obligations may have been or may be amended, restated, supplemented, increased, varied or otherwise altered, under this Amendment.
          9. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of laws other than those of the State of New York. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS: LIBBEY GLASS INC.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LIBBEY EUROPE B.V.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

OTHER LOAN PARTIES: LIBBEY INC.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LGA3 CORP.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

THE DRUMMOND GLASS COMPANY
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President
LGA4 CORP.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

SYRACUSE CHINA COMPANY
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LGFS INC.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

WORLD TABLEWARE INC.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LGC CORP.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LGAC LLC
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LIBBEY.COM LLC
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Vice President

LIBBEY INTERNATIONAL C.V.
By:	/s/ Susan Allene Kovach
	Name:	Susan Allene Kovach
	Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

B.V. KONINKLIJKE NEDERLANDSE GLASFABRIEK LEERDAM
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Authorized Signatory

LIBBEY EUROPE FINANCE COMPANY B.V.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Authorized Signatory

LIBBEY MEXICO HOLDINGS B.V.
By:	/s/ Kenneth A. Boerger
	Name:	Kenneth A. Boerger
	Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent with respect to the US Loans
By:	/s/ Matthew A. Brewer
	Name:	Matthew A. Brewer
	Title:	Vice President

J.P. MORGAN EUROPE LIMITED., as a Lender and as Administrative Agent with respect to the Netherlands Loans
By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Marina Kheylik
	Name:	Marina Kheylik
	Title:	AVP, AB Portfolio Specialist

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender
By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender
By:	/s/ Kevin Michael Cox
	Name:	Kevin Michael Cox
	Title:	Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

FIFTH THIRD BANK, as a Lender
By:	/s/ James Conklin
	Name:	James Conklin
	Title:	Assistant Vice President

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Commitment Schedule

			Revolving
Lender	Commitment		Netherlands Sublimit
JPMorgan Chase Bank, N.A.	US$	25,000,000.00	US$	5,000,000.00
Bank of America, N.A.	US$	21,600,000.00	US$	4,320,000.00
Barclays Bank PLC	US$	18,200,000.00	US$	3,640,000.00
Wells Fargo Capital Finance, LLC	US$	21,600,000.00	US$	4,320,000.00
Fifth Third Bank	US$	13,600,000.00	US$	2,720,000.00
Total	US$	100,000,000.00	US$	20,000,000.00

ANNEX I
Exhibit G to Credit Agreement
(see attached)

EXHIBIT G
COMPLIANCE CERTIFICATE
To:	The Lenders parties to the Credit Agreement Described Below
     This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of February 8, 2010 (as amended, modified, renewed or extended from time to time, the “Agreement”) among LIBBEY GLASS, INC. and LIBBEY EUROPE, B.V. (collectively, the “Borrowers”), LIBBEY INC., as a Loan Guarantor (“Holdings”), the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders with respect to the US Loans, and J.P. Morgan Europe Limited, as Administrative Agent for the Lenders with respect to the Netherlands Loans. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:
     1. I am the duly elected ___________________ of the Borrower Representative;
     2. [I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its consolidated Subsidiaries during the accounting period covered by the attached financial statements and such quarterly financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;][To be included only in the case of quarterly financial statements]
     3. [Schedule I attached hereto sets forth financial data and computations evidencing the Loan Parties’ Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters most recently ended, all of which data and computations are true and correct in all material respects on and as of the date of this Compliance Certificate;][To be included only in the case of quarterly financial statements]
     4. [I hereby certify that Aggregate Availability has exceeded the Level 1 Availability Amount at all times since delivery of the last Compliance Certificate.][To be included unless a Restriction Period is in effect with respect to Section 6.14 of the Credit Agreement]
     5. Except as set forth below, I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement that would affect the financial statements accompanying this Compliance Certificate;
     6. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the U.S. Security Agreement and [applicable Section of applicable Netherlands Security Agreement]; and

     Described below are the exceptions, if any, to paragraph [5] by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

     The foregoing certifications and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this                      day of                                         ,                     .

LIBBEY GLASS INC., as Borrower Representative
By:
Name:
Title:

ANNEX II
Closing Checklist
(see attached)